UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 6, 2025 (October 6, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 8 - Other Events

Item 8.01 Other Events.

In July 2025, the Company’s wholly-owned subsidiary, Foreland Refining Corporation (“Foreland”), commenced an offering of its Series A 10% Redeemable Preferred Stock (“Preferred Stock”) pursuant to Regulation C (“Reg CF Offering”).  On October 1, 2025, Foreland completed the sale of 1,182 shares of Preferred Stock for aggregate proceeds to date from the Reg CF Offering of $416,700 from the sale of 4,167 shares of Preferred Stock.  Foreland intends to continue to sell shares of its Preferred Stock pursuant to the terms of the Reg CF Offering.

Pursuant to the terms of the Reg CF Offering, Foreland is offering up to $1,235,000 of its Preferred Stock at a price of $100.00 per share.  The material terms of the Preferred Stock are set forth below:

The Preferred Stock carries an annual dividend payment of ten percent (10%) (“Preferred Dividend”).  The dividend on the Preferred Stock shall accrue, beginning from the date of issuance. Preferred Dividends shall be computed on the basis of the actual number of days elapsed and a 365-day year. The Preferred Dividends shall accrue and be paid to the holder of the Preferred Stock within fifteen (15) days of the end of each calendar year.  The Preferred Stock will be senior preferred equity of Foreland and contain customary provisions restricting the payment of dividends on, and the repurchase of, junior and pari passu equity at any time when all Preferred Dividends on the Preferred Stock have not been paid in full in cash.

The Preferred Stock is not convertible into shares of Foreland’s common stock and does not have any voting rights.

Holders of the Preferred Stock shall receive a royalty of $0.75 (for every $1 million of Preferred Stock, prorated for lesser amounts) per barrel of crude oil refined and sold by Foreland at all times while the Preferred Stock is outstanding (“Royalty Payment”).  The Royalty Payment shall be paid to the holders of the Preferred Stock within thirty (30) days of Foreland’s annual financial statements being audited and filed with the SEC as part of its parent company’s, Sky Quarry Inc. (“Sky Quarry” or “Parent Company”), obligations to file a Form 10-K with the SEC (“Royalty Payment Date”).  The amount of the annual Royalty Payment shall not exceed an aggregate return of more than twenty-five percent (25%) per annum to the holders of the Preferred Stock, inclusive of the annual 10% Preferred Dividend.

The Preferred Stock shall be redeemed by Foreland on the date that is five (5) years after the date of issuance (“Automatic Redemption Date”) at a price equal to the liquidation preference.  If the Preferred Stock is redeemed prior to the Automatic Redemption Date between the date of issuance and the date that is: (i) thirty-six (36) months thereafter, the Preferred Stock may be redeemed by Foreland in whole or in part in its sole discretion at a price equal to 110% of the liquidation preference; (ii) between thirty-six (36) months and forty-eight (48) months after the issuance of the Preferred Stock, the Preferred Stock may be redeemed by Foreland in whole or in part in its sole discretion at a price equal to 105% of the liquidation preference; or (iii) between forty-eight (48) months after the issuance of the Preferred Stock and the Automatic Redemption Date, the Preferred Stock may be redeemed by Foreland in whole or in part in its sole discretion at a price equal to 103% of the liquidation preference. If the Preferred Stock is redeemed prior to the Automatic Redemption Date, the holder of the Preferred Stock shall be entitled to their Royalty Payment through the date of redemption.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: October 6, 2025	By: /s/Marcus Laun
Name:Marcus Laun
Title:President